Exhibit 23.02

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 31, 2014, relating to the consolidated financial statements of BioPharmX Corporation., which appears in the Annual Report on Form 10-K of BioPharmX Corporation for the year ended December 31, 2013.

/s/ Burr Pilger Mayer, Inc.

San Jose, California
January 26, 2015